UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2019

ULTA BEAUTY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33764	38-4022268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Remington Blvd., Suite 120, Bolingbrook, Illinois 60440

(Address of Principal Executive Offices and zip code)

(630) 410-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ULTA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)On November 27, 2019, Ulta Beauty, Inc. (the “Company”) issued a press release regarding the appointment of Patricia Little to the Company’s Board of Directors (the “Board”) effective November 27, 2019. Ms. Little will serve as a Class I director. A copy of the press release is furnished as Exhibit 99 to this report.

There is no arrangement or understanding between Ms. Little and any other persons pursuant to which Ms. Little was selected as a director, and there are no related party transactions involving Ms. Little that are reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(a)    Not applicable

(b)    Not applicable

(c)    Not applicable

(d)    Exhibits. The exhibits listed in the exhibit index below are being filed herewith.

EXHIBIT INDEX

Exhibit No.	Description
99	Press release issued by Ulta Beauty, Inc. on November 27, 2019 announcing the appointment of Patricia Little to the Company’s Board of Directors.
104	Cover Page Interactive Data File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA BEAUTY, INC.

Date: November 27, 2019	By:	/s/ Jodi J. Caro
Jodi J. Caro
General Counsel, Chief Compliance Officer and Corporate Secretary

3